                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 8-K

                               CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported): February 14, 2000




                       PAPA JOHN'S INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Charter)


        Delaware                      0-21660                    61-1203323
(State or Other Jurisdiction        (Commission                (IRS Employer
    of Incorporation)               File Number)             Identification No.)




   2002 Papa John's Boulevard
   Louisville, Kentucky                                              40299
   (Address of Principal Executive Offices)                      (Zip Code)





          Registrant's telephone number, including area code: (502) 261-7272

Item 5.  OTHER EVENTS

    On February 14, 2000, the Board of Directors of Papa John's International, Inc. (the "Company") approved a Stockholder Protection Rights Agreement (the "Rights Plan"). The Board approved the Rights Plan in order to preserve the long-term value of the Company for its stockholders. In connection with the adoption of the Rights Plan, the Board has declared a dividend of one Right for each share of the Company's common stock ("Common Stock") outstanding at the close of business on March 1, 2000. A summary of the Rights is set forth below.

DISTRIBUTION AND             The Board of Directors has declared a dividend
TRANSFER OF RIGHTS           of one Right for each share of Common Stock of
                             Papa John's International, Inc. (the "Company"), outstanding at the close of business on March 1, 2000. Prior to the Separation Time
                             (as defined below), the Rights will be evidenced by and traded with the certificates for the Common
                             Stock. After the Separation Time, the Company or the Rights Agent will mail Rights certificates to the Company's stockholders and the Rights will become transferable apart from the Common Stock.

EXERCISE OF RIGHTS FOR       After the Separation Time, each Right (other
PREFERRED STOCK              than Rights held by an Acquiring Person) will
                             entitle the holder to purchase for the exercise price ("Exercise Price") a fraction of a share of the Company's Series A Participating
                             Preferred Stock with economic terms similar to those of one share of the Company's Common
                             Stock. The initial exercise price (which is subject to amendment or adjustment as provided in the Rights Plan) is $130 per share.

SEPARATION TIME              In general, the Rights will separate from the
                             Common Stock and become exercisable (the
                             "Separation Time") at the close of business on the earlier of: (a) the tenth business day after the date on which any person commences a tender or exchange offer which, if consummated, would result in such person becoming an Acquiring
                             Person (as defined below) and (b) the Flip-In
                             Date (as defined below).

ACQUIRING PERSON             In general, the term "Acquiring Person" means any
                             person who is a beneficial owner of 15% (40% in the case of the Company's Founder and CEO, John H. Schnatter, his immediate family, affiliates and associates) or more of the outstanding shares of Common Stock.

FLIP-IN In the event that a Flip-In Date occurs, each Right (other than Rights held by an Acquiring Person) will constitute the right to purchase from the Company, upon exercise of the Right, for the Exercise Price, a number of shares of the Company's Common Stock having a then current market value of twice the Exercise Price. In general, the Flip-In Date is the tenth business day after any "Stock Acquisition Date." The Stock Acquisition Date means the first date of public announcement by the Company that any person has become an Acquiring Person.

FLIP-OVER TRANSACTION OR     Prior to the Expiration Time (as defined
EVENT                        below), the Company may not enter into any
                             agreement relating to a Flip-Over Transaction or Event, unless and until, the Company has entered into a supplemental agreement with the Flip-Over
                             Entity for the benefit of the holders of the Rights. The supplemental agreement must provide, among other things, that upon consummation or occurrence of the Flip-Over
                             Transaction or Event, each Right will constitute the right to purchase a number of shares of the Flip-Over Entity having an aggregate market price equal to twice the Exercise Price for an amount equal to the Exercise Price. In general, a Flip-Over Transaction or Event means (a) a consolidation, merger or share exchange occurring after the Flip-In Date and involving the Company if, at the time of the transaction or the time when the Company enters into any agreement for a consolidation, merger or share exchange, the Acquiring Person controls the Company's Board of Directors and either (i) the person with whom the transaction occurs is the Acquiring Person (or a related person); or (ii) any term or arrangement concerning the treatment of shares held by the Acquiring Person is not the same as the terms or arrangements applicable to shares held by other holders of the Common
                             Stock; or (b) a sale or transfer of more than 50% of the assets of the Company to any person if, at the time of the sale or transfer, or the time when any agreement relating to the sale or transfer is entered into by the Company, the Acquiring Person controls the Company's Board of
                             Directors. In general, a Flip-Over Entity is the entity issuing securities into which shares of the Company's Common Stock are being converted or exchanged in a merger, consolidation or exchange or the entity receiving the greatest portion of the Company's assets or earning power in an asset sale.

EXCHANGE PROVISION           At any time after a Flip-In Date and prior to
                             the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Common Stock, the Board may elect to exchange all Rights (other than Rights held by the Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

REDEMPTION OF RIGHTS         Rights will be redeemable at the Company's
                             option for $0.001 per Right at any time prior to a Flip-In Date.

EXPIRATION OF THE RIGHTS     The Rights will expire on the earliest of: (1)
                             February 14, 2010; (2) the redemption or exchange of the Rights; or (3) the merger of the Company into another corporation pursuant to an agreement approved by the Board of Directors and entered into prior to a Flip-In Date.

AMENDMENT OF RIGHTS          The terms of the Rights and the Rights Plan may
                             be amended in any respect without the approval of the holders of Rights prior to the close of business on the Flip-In Date. After the Flip-In
                             Date, the Rights and the Rights Plan may be amended in order to cure any ambiguities or inconsistencies or to effect other changes the Company deems necessary or desirable and which do not materially adversely affect the interests of the holders of Rights in general.

VOTING RIGHTS                The Rights will not have any voting rights.

ANTI-DILUTION PROVISIONS     The Rights will have the benefit of certain
                             customary anti-dilution provisions.

TAXES The Rights distribution should not be taxable for federal income tax purposes. However, following an event which renders the Rights exercisable, or upon redemption of the Rights, stockholders may recognize taxable income.

    The Rights are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt. The Rights Plan was approved in order to deter coercive takeover tactics which might unfairly pressure stockholders or deprive them of the full value of their shares.

    The Rights may have the effect of making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person who attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors.

    The Rights are not intended to prevent a takeover of the Company. Subject to the restrictions described above, the Rights may be redeemed by the Company at any time prior to the Separation Time. Accordingly, the Rights Plan should not interfere with any merger or business combination approved by the Board of Directors.

    The Rights Plan, which includes the form of Rights certificate, is included as an exhibit to this Form 8-K to which reference is hereby made. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b) Not Applicable.

         (c) Exhibits:

         Exhibit 4--Stockholder Protection Rights Agreement dated February 14, 2000, by and between Papa John's International, Inc. and National City Bank, as Rights Agent (including the form of Certificate of Designation of Rights and Preferences and the form of Rights Certificate, filed as an exhibit to the Company's Form 8-A dated February 14, 2000, is incorporated herein by reference.

         Exhibit 99.1--Press Release Dated February 14, 2000

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PAPA JOHN'S INTERNATIONAL, INC.

Date: February 14, 2000                By:       /s/ E. Drucilla Milby
                                            ----------------------------------
                                                 E. Drucilla Milby
                                                 Senior Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer